Exhibit 99.2

Novation Confirmation

Date:                         December 7, 2006

To:                            Washington Mutual Bank

To:                            LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 Supplemental Interest Trust (the “Trust”)

From:                        The Bank of New York

Re:                            Novation Transaction

BNY Reference
Number:                    38609

________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below.  This Novation Confirmation constitutes a “Confirmation” as referred to in the New Agreement specified below.

1.         The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2000 ISDA definitions (the “Product Definitions”), each as published by the International Swaps and Derivatives Association, Inc.  and amended from time to time, are incorporated in this Novation Confirmation.  In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.  In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2.         The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

                Novation Date:                                     December 7, 2006

Novated Amount:                                         USD 607,352,925.00 subject to adjustment in accordance with the Notional Amount Schedule as set out in the New Confirmation attached hereto as Exhibit A.

                Transferor:                                                       Washington Mutual Bank

Transferee:                                                       LaSalle Bank National Association, not in its individual capacity but solely as Trustee on behalf of the Washington Mutual Asset-Backed Certificates WMABS Series 2006-HE5 Supplemental Interest Trust

                Remaining Party:                                             The Bank of New York

New Agreement:                                              The “Agreement” as defined in the New Confirmation.

3.            The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

                Trade Date of Old Transaction:                      29 November 2006

                Effective Date of Old Transaction:                25 December 2006

                Termination Date of Old Transaction:           25 November 2011

4.            The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

                Full First Calculation Period:                             Applicable

5.             Miscellaneous Provisions:

                Non-Reliance:                                                  Applicable

6.            Trustee Capacity:

               It is expressly understood and agreed by the parties hereto that (i) this Novation Confirmation is executed and delivered by LaSalle Bank National Association (“LaSalle”) not individually or personally but solely as supplemental interest trust trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under that certain Pooling and Servicing Agreement dated as of December 1, 2006, among WaMu Asset Acceptance Corp. as Depositor, Washington Mutual Bank as Seller and Servicer, Christiana Bank & Trust Company as Delaware Trustee and LaSalle as Supplemental Interest Trust Trustee (the “PSA”), (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by LaSalle but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of LaSalle, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall LaSalle be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Novation Confirmation or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

               The time at which the above transaction was executed will be notified to the parties on request.

               The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us.  The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction.  The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

The Bank of New York

By:  ____/s/ David  Almelda______

Name:  David Almelda

Title:     M.D.

Washington Mutual Bank

By:  ___/s/ Peggy Burton_________

Name:  Peggy Burton

Title:     Officer

LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the Washington
Mutual Asset-Backed Certificates WMABS Series 2006-HE5
Supplemental Interest Trust

By:  ___/s/ Rita Lopez_____________

Name:  Rita Lopez

Title:    Vice President